SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2016

KT HIGH-TECH MARKETING, INC.

(Exact name of the registrant as specified in its charter)

Delaware	333-212272	81-1004273
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14440 Big Basin Way, #12, Saratoga, CA 95070

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

______________________________________________________

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 22, 2016, we received notice from our auditor and independent accountant, KCCW Accountancy Corp. (the “Independent Accountant”), that the financial statements contained in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016, as filed with the Commission on November 16, 2016, cannot be relied upon. The subject financial statements and Quarterly Report were filed prior to the completion of the Independent Accountant’s review, which remains incomplete at this time.

Through duly authorized officers, we have discussed the matters disclosed in this filing with the Independent Accountant. We have provided the Independent Accountant a copy of the disclosures contained in this Current Report. When received by us, the Independent Accountant’s letter to the Commission regarding such disclosures will be filed in an amendment to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KT HIGH-TECH MARKETING, INC.

Date: November 23, 2016	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer